united states

securities and exchange commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant       [x]

Filed by a Party other than the Registrant      [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material pursuant to § 240.14a-12

Synthesis Energy Systems, Inc.

(Name of the Registrant as specified in its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid: ________________________________________________________
	(2)	Form, Schedule or Registration Statement: ___________________________________________
	(3)	Filing Party: __________________________________________________________________
	(4)	Date Filed: ___________________________________________________________________

SYNTHESIS ENERGY SYSTEMS, INC.

Three Riverway, Suite 300

Houston, Texas 77056

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 20, 2015

______________________________

This supplement to proxy statement, dated November 4, 2015, supplements the definitive proxy statement filed by Synthesis Energy Systems, Inc. with the U.S. Securities and Exchange Commission (the “SEC”) on October 1, 2015 and made available to our stockholders in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting of Stockholders for the year ended June 30, 2015 to be held on Friday, November 20, 2015 at 8:00 a.m. Central time, at our offices at Three Riverway, Suite 300, Houston, Texas 77056, and at any adjournments or postponements of the meeting.

This supplement is being filed with the SEC and is being made available to our stockholders on November 4, 2015. Only our stockholders at the close of business on the record date, September 30, 2015, are entitled to attend and vote at the meeting.

Except as described in this supplement, the information provided in the definitive proxy statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the definitive proxy statement, the information in this supplement is more current. The definitive proxy statement contains important additional information. This supplement should be read in conjunction with the definitive proxy statement.

Supplemental Disclosure Concerning Proposal 2 - Adoption of the 2015 Incentive Plan

The purpose of this supplement is to amend the terms of the 2015 Long Term Incentive Plan, a copy of which is attached as Appendix A to the definitive proxy statement, and is summarized in “Proposal 2 – Adoption of the 2015 Incentive Plan” of the definitive proxy statement. The following replaces Section 2.1(f)(v) of the 2015 Long Term Incentive Plan in its entirety:

“(v) an ownership change of more than 50% of the outstanding shares of Stock.”

Your vote is very important. If you have not already done so, we encourage you to review the definitive proxy statement you previously received and which was filed with the U.S. Securities and Exchange Commission on October 1, 2015, and to vote your shares by phone or internet by following the instructions provided with such definitive proxy statement. You may also sign, date and mail the form of proxy card previously provided.